Exhibit 10.2
AMENDED AND RESTATED ADMINISTRATION AGREEMENT

AGREEMENT (this “Agreement”) made as of this 6th day of September, 2023, by and between AG Twin Brook Capital Income Fund, a Delaware statutory trust (hereinafter referred to as the “Company”), and AGTB Fund Manager, LLC, a Delaware limited liability company (the “Administrator”).

WITNESSETH:

WHEREAS, the Company is a newly formed, closed-end non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth;

WHEREAS, the Company’s investment adviser is AGTB Fund Manager, LLC (in such capacity, the “Adviser”);

WHEREAS, Angelo, Gordon & Co., L.P. (“Angelo Gordon”) is the Administrator’s sole member; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.     Duties of the Administrator

(a) Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Trustees of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.
(b)    Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not in such capacity, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare reports to shareholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). The Administrator will provide on the Company's behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance. In addition, the Administrator will assist the Company in determining and publishing the Company's net asset value, overseeing the preparation and filing of the Company's tax returns, and the printing and dissemination of reports to shareholders of the Company, and generally overseeing the payment of the Company's expenses and the performance of administrative and professional services rendered to the Company by others. The Administrator is hereby authorized, but not required, to enter into one or more sub-administration agreements as the Administrator determines necessary in order to carry out the services set forth in this paragraph, subject to the prior approval of the Company, with other administrators (each, a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities hereunder. To the extent the Administrator outsources any of its functions, at the request of the Administrator, the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.

2.    Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts and records in accordance with that Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.    Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.    Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations including the Company’s allocable portion of the costs and expenses of providing personnel and facilities hereunder. Except as specifically provided herein or otherwise in the Investment Management Agreement between the Company and the Adviser (the “Investment Management Agreement”), the Company anticipates that all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to the Company, and the base compensation, and bonus and benefits of such personnel allocable to such services, will be provided and paid for by the Adviser. The Company will bear all other costs and expenses of the Company’s operations, administration and transactions, including, but not limited to:

1) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Management Agreement;

2) the Company’s allocable portion of compensation and other expenses incurred by the Administrator in performing its administrative obligations under this Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer, general counsel and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; and (iii) any personnel of Angelo Gordon or any of its affiliates providing non-investment related services to the Company; and

3) all other expenses of the Company’s operations, administrations and transactions including, without limitation, those relating to:

(i) organization and offering expenses associated with the offering of securities (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Company’s systems and those of participating intermediaries, reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Company’s transfer agent, fees to attend retail seminars sponsored by participating intermediaries and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding the shareholder servicing fee);

(ii) all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisors (including tax advisors), administrators and sub-administrators, auditors (including with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA Member state in connection with such Directive (the “AIFMD”), investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisors, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by Angelo Gordon), and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology or other services and professionals related thereto (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board, where such internal personnel perform services that would be paid by the Company if outside service providers provided the same services); fees, costs, and expenses herein include (x) costs, expenses and fees for hours spent by its in-house attorneys and tax advisors that provide legal advice and/or services to the Company or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Company and (y) expenses and fees to provide administrative and accounting services to the Company or its portfolio companies, and expenses, charges and/or related costs incurred directly by the Company or affiliates in connection such services, in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board, to the Company or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services of the same skill and expertise);

(iii) the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services;

(iv) the cost of effecting any sales and repurchases of the Company’s common shares of beneficial interest and other securities;

(v) fees and expenses payable under any intermediary manager and selected intermediary agreements, if any;

(vi) interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Company, including, but not limited to, the arranging thereof and related legal expenses;

(vii) all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(viii) costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes;

(ix) costs of derivatives and hedging;

(x) expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, in negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Company’s rights;

(xi) expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

(xii) all fees, costs and expenses, if any, incurred by or on behalf of the Company in negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, excluding advisory services provided by the Adviser contemplated herein, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

(xiii) the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it;

(xiv) all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(xv) investment costs, excluding internal costs of the Adviser for providing investment advisory services, and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Company directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Company’s investment activities;

(xvi) transfer agent, dividend agent and custodial fees;

(xvii) fees and expenses associated with marketing efforts;

(xviii) federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

(xix) independent trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent trustees;

(xx) costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(xxi) all fees, costs and expenses associated with the preparation and issuance of the Company’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Company and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Company or the Adviser or its affiliates in connection with such provision of services thereby);

(xxii) the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;

(xxiii) proxy voting expenses;

(xxiv) costs associated with an exchange listing;

(xxv) costs of registration rights granted to certain investors;

(xxvi) any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Company and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Company and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(xxvii) all fees, costs and expenses of any litigation, arbitration or audit involving the Company, any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Company;

(xxviii) all fees, costs and expenses associated with the Company’s information and data technology systems;

(xxix) the costs of specialty and custom software for investments;

(xxx) costs associated with individual or group shareholders;

(xxxi) fidelity bond, trustees and officers errors and omissions liability insurance and other insurance premiums;

(xxxii) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

(xxxiii) all fees, costs and expenses of winding up and liquidating the Company’s assets;

(xxxiv) extraordinary expenses (such as litigation or indemnification);

(xxxv) all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Company’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Company or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Company engages in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations, and other regulatory filings, notices or disclosures of the Adviser relating to the Company and its affiliates relating to the Company, and their activities) and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Company including those pursuant to applicable disclosure laws and expenses relating to FOIA requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Company and its activities;

(xxxvi) costs and expenses (including travel) in connection with the diligence and oversight of the Company’s service providers;

(xxxvii) costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Adviser or its affiliates for meetings with existing investors and any intermediaries, registered investment advisors, financial and other advisors representing such existing investors; and

(xxxviii) all other expenses incurred by the Administrator in connection with administering the Company’s business.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. The Company will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Company’s behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses.

All of the foregoing expenses will ultimately be borne by the Company’s shareholders.

Costs and expenses of the Administrator and the Adviser that are eligible for reimbursement by the Company will be reasonably allocated to the Company on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

5.    Limitation of Liability of the Administrator; Indemnification

The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its members and the Adviser) shall not be liable to the Company or its shareholders for any action taken or omitted to be taken by the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its members) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the

Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator's duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations in the performance of the Administrator's duties or by reason of the reckless disregard of the Administrator's duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

An Indemnified Party shall be entitled to advances from the Company for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnified Party shall provide to the Company a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Party shall provide a security in form and amount acceptable to the Company for its undertaking; (b) the Company is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Party will ultimately be found to be entitled to indemnification.

6.    Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that trustees, officers, employees and shareholders of the Company are or may become interested in the Administrator and its affiliates, as trustees, officers, members, managers, employees, partners, shareholders or otherwise, and that the Administrator and trustees, officers, members, managers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

7.    Duration and Termination of this Agreement

This Agreement shall become effective as of the date hereof, and shall remain in force with respect to the Company for two years thereafter, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board and (ii) a majority of those trustees of the Board who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act) of any such party to this Agreement.

This Agreement may be terminated at any time, without the payment of any penalty, by vote of the trustees of the Company, or by the Administrator, upon 60 days’ written notice to the other party. This Agreement may not be assigned by a party without the prior consent of the other party.

8.    Amendments to this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9.    Governing Law

This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control.

10.    Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11.    Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

AG Twin Brook Capital Income Fund

By:    /s/ Jenny B. Neslin
Name: Jenny B. Neslin
Title: General Counsel and Secretary

AGTB Fund Manager, LLC

By: Angelo, Gordon & Co., L.P., its manager

/s/ Gregory Shalette
Name: Gregory Shalette
Title: Authorized Signatory

[Signature page for Administration Agreement]